Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated January 27, 2003 with respect to the consolidated financial statements of American Enterprise Life Insurance Company in the Post-Effective Amendment No. 9 to the Registration Statement (Form S-2 to Form S-1 on Form S-2, 333-65080) for the registration of the the American Express FlexChoice(SM) Variable Annuity, American Express(R) Galaxy Premier Variable Annuity, American Express Innovations(SM) Variable Annuity, American Express Innovations(SM) Classic Variable Annuity, American Express New Solutions(R) Variable Annuity, American Express Pinnacle Variable Annuity(SM), American Express Signature Variable Annuity(R), American Express(R) Signature One Variable Annuity, Evergreen Essential(SM) Variable Annuity, Evergreen New Solutions Variable Annuity, Evergreen Privilege(SM) Variable Annuity, Evergreen Pathways(SM) Variable Annuity, Wells Fargo(R) Advantage Variable Annuity, Wells Fargo Advantage(R) Builder Variable Annuity and Wells Fargo Advantage(R) Choice Variable Annuity offered by American Enterprise Life Insurance Company.



                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 22, 2003